SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K



                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 14 , 1997
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              Noise Cancellation Technologies, Inc.
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        (Exact name of Registrant as specified in Charter)


     Delaware                     0-18267          59-2501025
(State or other juris-          (Commission      (IRS Employer
diction of incorporation)       File Number)     Identification
                                                     Number)

1025 West Nursery Road, Suite 120, Linthicum, Maryland    2 1 0 9 0
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number including area code:    (410) 636-8700


                               None
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  (Former name or former address, if changes since last report)




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Item 5.  Other Events

      On April 15, 1997, the Company filed its Annual Report for the year ended December 31, 1996, on Form 10-K. Rule 4450 of the Rules of the National Association of Securities Dealers, Inc. requires that the Company, for continuous listing of its Common Stock on the NASDAQ National Market System, substantially meet certain criteria, including having net tangible assets of $4 million where the Company has sustained losses from continuing operations during the prior three years. The net tangible assets of the Company reflected on its balance sheet at December 31, 1996, were $2.6 million. Subsequent to March 31, 1997, certain holders of the Company's 8% Convertible Debentures converted certain of such Debentures to Common Stock as permitted under the terms of the Debentures. At April 14, 1997, the Company's net tangible assets were $4.4 million, as reflected on the Company's unaudited summary balance sheet at such date, included herewith as Exhibit 99(a).

Item 7.  Exhibits

                                                      Sequential
Exhibit No. Description                                  Page

99(a)       Unaudited Summary Balance Sheet at            5
            April 14, 1997

                            SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      NOISE CANCELLATION TECHNOLOGIES, INC.


                  By:         /s/ STEPHEN J. FOGARTY
                      -------------------------------------
                              Stephen J. Fogarty
                              Senior Vice President and
                              Chief Financial Officer

Dated:  April 15, 1997